Tompkins Financial Corporation 10-Q

Exhibit 32.2

CERTIFICATION

In connection with the filing of the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 (the “Report”) by Tompkins Financial Corporation (the “Company”), the undersigned, as the Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

The Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has ben provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

August 11, 2014

/S/ Francis M. Fetsko
Francis M. Fetsko
Executive Vice President, Chief Financial Officer, and Chief Operating Officer
(Principal Financial Officer)
(Principal Accounting Officer)